Exhibit 10.25

WAIVER AND AMENDMENT NO. 2

This WAIVER AND AMENDMENT NO. 2, dated as of June 24, 2011 (this “Waiver No. 2”), to the Mezzanine Credit and Guaranty Agreement, dated as of September 30, 2010 (as amended by Waiver No. 1 (as defined below), further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), by and among ISOLA USA CORP., a Delaware corporation (“Borrower”), ISOLA GROUP, a Luxembourg limited liability company (“Lux 1”), HATTRICK LUX NO. 2 S.Á.R.L., a Luxembourg limited liability company (“Lux 2”), HATTRICK LUX NO. 4 S.Á.R.L., a Luxembourg limited liability company, HATTRICK HOLDINGS U.S. INC., a Delaware corporation, the other Guarantors party thereto, and the Lenders party thereto from time to time. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS:

WHEREAS, pursuant to that certain Waiver and Amendment No. 1, dated as of May 19, 2011 (“Waiver No. 1”), to the Credit Agreement, the Requisite Lenders waived certain provisions of the Credit Agreement and amended certain schedules thereto;

WHEREAS, Borrower has requested that the Requisite Lenders agree to further waive certain provisions of the Credit Agreement and amend certain schedules thereto; and

WHEREAS, the Requisite Lenders have agreed to waive certain provisions of the Credit Agreement and amend certain schedules thereto, in the manner, and on the terms and conditions, provided for herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.        WAIVER

(a) Subject to clause (b) below and the conditions precedent set forth in Section III, the Requisite Lenders hereby (i) extend, from June 30, 2011 (as previously extended by Waiver No. 1) to September 30, 2011, the periods under Section 5.1(c) of the Credit Agreement for delivery by Lux 1 of the required annual financial statements for Fiscal Year 2010 (the “Annual Financials”), (ii) acknowledge and accept that the Annual Financials, when delivered, will be accompanied by a qualified report of Lux 1’s independent certified public accountants noting a material deficiency in Lux 1’s internal controls related to Lux 1’s anticipated functional currency change, as described in Part B of the Disclosure Schedule attached as Exhibit A to Waiver No. 1 (the “Material Deficiency”), (iii) acknowledge and accept that, until such time as the Annual Financials are delivered by Lux 1, the monthly reports and quarterly financial statements required to be delivered by Lux 1 under Sections 5.1 (a) and 5.1(b) of the Credit Agreement (the “Monthly and Quarterly Information”) will be prepared consistently with Lux 1’s historical accounting practices and subject to changes resulting from audit and normal year end adjustments, provided that all Monthly and Quarterly Information delivered for any period after the delivery of the Annual Financials shall be prepared in accordance with the requirements of the Credit Agreement and (iv) waive any Default or Event of Default (X) that may have arisen under Section 5.1(c) of the Credit Agreement prior to the Waiver Closing Date as a result of the failure of Lux 1 and Borrower to deliver to each Lender the Annual Financials on or before May 1, 2011, (Y) that would otherwise arise under Section 5.1(c) of the Credit Agreement prior to the Waiver Closing Date as a result of the Annual Financials being accompanied by a qualified report of Lux l’s independent certified accountants due to the Material Deficiency and (Z) that would otherwise arise under Sections 5.1(a) and 5.1(b) of the Credit Agreement prior to the delivery of the Annual Financials as a result of Lux l’s Monthly and Quarterly Information being prepared consistently with Lux l’s historical accounting practices and subject to changes resulting from audit and normal year end adjustments.

(b)         Notwithstanding the foregoing, but subject to clause (c) below, the failure of either Lux 1 or Borrower to deliver the Annual Financials to each Lender before October 1, 2011 shall result in an immediate Event of Default.

(c)         The parties acknowledge that Lux 1 or a holding company intends to file a registration statement with the Securities and Exchange Commission (the “SEC”) for an initial public offering and as a part of the initial public offering process, the Annual Financials will be subject to review by the SEC which could lead to changes to the Annual Financials (the “Revised Financials”), Lux 1 will provide to each Lender copies of any Revised Financials within ten days of the finalization and acceptance of such Revised Financials by the SEC, The Revised Financials will be deemed timely if delivered to each Lender within the ten day period described above.

SECTION II.       AMENDMENTS

(a)         Section 1.01 of the Credit Agreement is hereby amended by adding the following new definition in the appropriate alphabetical order:

“CPEC” means Convertible Preferred Equity Certificates issued by any Lux Party.

“Waiver No. 2” means that certain Waiver and Amendment No. 2, dated as of June 24, 2011 (“Waiver No. 1”), to this Agreement, among the Borrower, the Guarantors and the Lenders party thereto.

(b)         Section 6 of the Credit Agreement is hereby amended by adding the following new Section 6.19:

6.19 Issuance and Amendments and Waivers of CPECs. After the Waiver Closing Date (as defined in Waiver No. 2), no Credit Party shall nor shall it permit any of its Subsidiaries to (i) issue any now Convertible Preferred Equity Certificates (or any similar Securities) (x) that could reasonably be expected to be materially adverse to the interest of the

Lenders or (y) unless prior to or contemporaneously with such issuance such Credit Party and the holder of such Convertible Preferred Equity Certificates (or similar Securities) has entered into a subordination agreement in form and substance satisfactory to the Requisite Lenders and (ii) agree to any material amendment, restatement, supplement or other modification to, or waiver of, any of its CPECs in any manner that could reasonably be expected to be materially adverse to the interest of the Lenders without in each case obtaining the prior written consent of the Requisite Lenders for such amendment, restatement, supplement or other modification or waiver.

(e)         Schedule 6.1 of the Credit Agreement is hereby amended and restated in it entirety as set forth on Exhibit A attached hereto.

SECTION III.                    CONDITIONS PRECEDENT TO EFFECTIVENESS

The effectiveness of the waivers set forth in Section I and the amendments set forth in Section II hereto is subject to the satisfaction, or waiver, of the following conditions on or before the date hereof (the “Waiver Closing Date”) whereupon this Waiver No. 2 shall be effective as of the Waiver Closing Date:

(a)         Borrowers, the other Credit Parties and Requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages hereof.

(b)         Borrower, the other Credit Parties and Requisite Lenders shall have entered into a Waiver and Amendment No. 2, dated as of the date hereof.

(c)         Isola Group S.a.r.l. and Lux 2 shall have entered into subordination agreements in respect of their respective CPECs.

(d)         Lenders shall have received such other documents and information regarding Credit Parties and the Credit Agreement as Lenders may reasonably request.

(e)         Borrower shall have paid the Lenders for all reasonable out-of-pocket expenses incurred by them on or prior to the date hereof in connection with the negotiation and preparation of this Waiver No. 2, including the reasonable fees, charges and disbursements of counsel for the Lenders.

SECTION IV.                      REPRESENTATIONS AND WARRANTIES

(a)         Corporate Power and Authority.  Each Credit Party has all requisite corporate power and authority to enter into this Waiver No. 2 and to carry out the transactions contemplated hereby.

(b)     Authorization of Agreements. The execution and delivery of this Waiver No. 2 have been duly authorized by all necessary corporate or partnership (as applicable) action on the part of each Credit Party.

(c)      Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the execution and delivery by each Credit Party of this Waiver No. 2.

(d)     Binding Obligation. This Waiver No. 2 has been duly executed and delivered by each Credit Party and each constitutes a legal, valid and binding obligation of each Credit Party enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e)      Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in the Credit Agreement are and will be true, correct and complete in all material respects, after giving effect to the waivers and amendments contained in Waiver No. 1 and herein, on and as of the Waiver Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

(f)      No Default. After giving effect to this Waiver No. 2, no event will have occurred and be continuing that constitutes an Event of Default or a Default.

SECTION V.       ACKNOWLEDGEMENT AND CONSENT

(a)     Each Guarantor hereby consents to the terms of this Waiver No. 2 and further hereby confirms and agrees that, notwithstanding the effectiveness of this Waiver No. 2, the obligations of such Guarantor under each of the Credit Documents to which such Guarantor is a party shall not be impaired and each of the Credit Documents to which such Guarantor is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

(b)     Each Guarantor hereby acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Waiver No. 2, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the waiver and amendment to the Credit Agreement effected pursuant to this Waiver No. 2 and (ii) nothing in the Credit Agreement, this Waiver No. 2 or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION VI.   MISCELLANEOUS

(a)     Binding Effect. This Waiver No. 2 shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

(b)     Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c)      Effect on Credit Documents. Except as specifically waived or amended by this Waiver No. 2, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. The parties hereto acknowledge and agree that this Waiver shall be deemed to be a Credit Document. On and after the Waiver Closing Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement,

(d)     Expenses. Without limitation to the obligations of the Borrower under Section 10.2 of the Credit Agreement, Borrower agrees to promptly reimburse Lenders for their reasonable and documented out-of-pocket expenses incurred in connection with this Waiver No. 2.

(e)      Limitation. The execution, delivery and performance of this Waiver No. 2 shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents and this Waiver No. 2 shall be limited precisely as written.

(f)      Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

(g)     APPLICABLE LAW. THIS WAIVER NO. 2, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS WAIVER NO. 2 SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(h) Counterparts. This Waiver No. 2 may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Waiver No. 2 shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ISOLA USA CORP., as Borrower

By:	/s/ Raymond P. Sharpe
	Name:	Raymond P. Sharpe
	Title:	President & CEO

ISOLA GROUP

By:	/s/ Raymond P. Sharpe
	Name:	Raymond P. Sharpe
	Title:	Manager

HATTRICK LUX NO. 2 S.À.R.L.

By:	/s/ Raymond P. Sharpe
	Name:	Raymond P. Sharpe
	Title:	Sole Manager

HATTRICK LUX NO. 4 S.Á.R.L.

By:	/s/ Raymond P. Sharpe
	Name:	Raymond P. Sharpe
	Title:	Sole Manager

HATTRICK HOLDINGS U.S. INC.

By:	/s/ Raymond P. Sharpe
	Name:	Raymond P. Sharpe
	Title:	President & CEO

IN WITNESS WHEREOF, the parties hereto have caused this Waiver No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

OCM PF LAMINATES, L.P.

General Partner:

OAKTREE FUND GP, LLC

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Jordon L. Kruse
	Name:	Jordon L. Kruse
	Title:	Managing Director

By:	/s/ Cass Traub
	Name:	Cass Traub
	Title:	Vice President

Limited Partners:

OAKTREE PRINCIPAL FUND V, L.P.

By:	Oaktree Principal Fund V GP, L.P.
Its:	General Partner

By:	Oaktree Principal Fund V GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordon L. Kruse
	Name:	Jordon L. Kruse
	Title:	Managing Director

By:	/s/ Cass Traub
	Name:	Cass Traub
	Title:	Vice President

OAKTREE PRINCIPAL FUND V (PARALLEL), L.P.

By:	Oaktree Principal Fund V GP, L.P.
Its:	General Partner

By:	Oaktree Principal Fund V GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordon L. Kruse
	Name:	Jordon L. Kruse
	Title:	Managing Director

By:	/s/ Cass Traub
	Name:	Cass Traub
	Title:	Vice President

OAKTREE FF INVESTMENT FUND, L.P.- CLASS A

By:	Oaktree FF Investment Fund GP, L.P.
Its:	General Partner

By:	Oaktree FF Investment Fund GP Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Jordon L. Kruse
	Name:	Jordon L. Kruse
	Title:	Managing Director

By:	/s/ Cass Traub
	Name:	Cass Traub
	Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Waiver No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SPECIAL VALUE OPPORTUNITIES FUND, LLC

SPECIAL VALUE EXPANSION FUND, LLC

TENNENBAUM OPPORTUNITIES
PARTNERS V, LP

On behalf of each of the above listed entities:

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Philip Tseng
Name:	Philip Tseng
Title:	Partner

IN WITNESS WHEREOF, the parties hereto have caused this Waiver No. 2 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TPG HATTRICK IV, LLC

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

EXHIBIT A

Schedule 6.1

Certain Indebtedness

1.         ISOLA USA Corp, has a continuous customs bond, dated as of May 7, 2008, in the amount of $60,000.00 securing customs duties, taxes or other charges.

2.         An irrevocable standby letter of credit in an approximate amount of $50,000.00 in favor of LibertyMutual Insurance Company (for the account of ISOLA USA Corp.).

3.         An irrevocable standby letter of credit in an approximate amount of $21,000.00 in favor of American Casualty Company of Reading Pennsylvania and/or CNA (for the account of ISOLA USA Corp.).

4.         An irrevocable standby letter of credit in an approximate amount of $408,000.00 in favor of Travelers Indemnity Company (for the account of ISOLA USA Corp.).

5.   Statutory warranty obligations in the ordinary course of business.

6.         Indebtedness of lsola Laminate Systems (Suzhou) Co. Ltd. as evidenced by certain promissory notes in favor of various third party lenders in the aggregate principal amount of approximately $14.6 million as of June 30, 2010.

7.         Indebtedness of lsola Asia Pacific (Dalian) Co. Ltd. as evidenced by that certain Entrustment Loan in the aggregate principal amount of approximately $5.3 million as of June 30, 2010.

8.         Capital Leases of lsola Fabrics S.R.L. in the aggregate principal amount of approximately $13.3 million as of June 30, 2010.

9.         Capital Leases of lsola GmbH in the aggregate principal amount of approximately $2.4 million as of June 30, 2010.

10.  Line of Credit between lsola Fabrics S.R.L. and Unicredit in an approximate amount of €1,400,000.

11.  Loan Agreement, dated June 1, 2004, by and between Hattrick Lux No. 2 S.à.r.l., as Lender, and Hattrick Lux No. 3 S.à.r.l., as Borrower, in an original principal amount equal to €50,000 (EUR).

12. The following Convertible Preferred Equity Certificates are currently outstanding:

•              420,455 Class A CPECs, each with a par value €1, issued by lsola Group S.a.r.l. to TPG Hattrick Partners LP;

•              95,776,449 Class B CPECs, each with a par value €1, issued by lsola Group S.a.r.l. to TPG Hattrick Partners LP;

•              43,500,666 Class C CPECs, each with a par value €1, issued by Isola Group S.a.r.l. to TPG Hattrick Partners LP;

•              654,655 Class A CPECs, each with a par value €1, issued by Hattrick Lux. No. 2 S.a.r.l. to Isola Group S.a.r.l.;

•              95,776,449 Class B CPECs, each with a par value €1, issued by Hattrick Lux. No. 2 S.a.r.l. to Isola Group S.a.r.l.;

•              43,500,666 Class C CPECs, each with a par value €1, issued by Hattrick Lux. No.2 S.a.r.l. to Isola Group S.a.r.l.;

•              13,690,721 Class A CPECs, each with a par value €1, issued by Hattrick Lux. No. 3 S.a.r.l. to Hattrick Lux. No. 2 S.a.r.l.;

•              70,796,512 Class A CPECs, each with a par value € 1, issued by Hattrick Lux. No. 4 S.a.r.l. to Hattrick Lux. No. 2 S.a.r.l.; and

•              43,500,666 Class C CPECs, each with a par value €1, issued by Hattrick Lux. No. 4 S.a.r.l. to Hattrick Lux. No. 2 S.a.r.l.